Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Putnam Convertible Securities Fund

We consent to the use of our report dated December 12, 2019, with respect to the financial statements of Putnam Convertible Securities Fund, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

February 22, 2021